Exhibit 99.1

NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts		Investors
Joe Muehlenkamp	Doug Fischer	Andrew Kirk	Investor Services
314.554.2182	314.554.4859	314.554.3942	800.255.2237
jmuehlenkamp@ameren.com	dfischer@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces First Quarter 2018 Results

•	First Quarter Earnings Per Share were $0.62 in 2018 vs. $0.42 in 2017

•	Guidance Range for 2018 Affirmed at $2.95 to $3.15 Per Diluted Share
ST. LOUIS (May 9, 2018) — Ameren Corporation (NYSE: AEE) today announced first quarter 2018 net income attributable to common shareholders of $151 million, or $0.62 per share, compared to first quarter 2017 net income attributable to common shareholders of $102 million, or $0.42 per share.
The increase in year-over-year first quarter earnings reflected higher Ameren Missouri electric service rates, effective April 1, 2017, and higher Ameren Missouri electric retail sales, primarily due to colder winter temperatures compared to very mild temperatures in the year-ago period. The comparison also benefited from earnings on increased infrastructure investments made at Ameren Transmission, Ameren Illinois Electric Distribution and Ameren Illinois Natural Gas. While Ameren's effective income tax rate was lower in 2018 compared to 2017 reflecting federal tax reform, this benefit was almost entirely offset by a reduction in revenue reflecting the expected pass through of those savings to customers.
"We are on track to deliver within our 2018 earnings guidance range of $2.95 to $3.15 per share," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “Our team continues to successfully execute our strategy, including allocating capital to jurisdictions with modern, constructive regulatory frameworks and managing costs in a disciplined manner.
"Further, we continue to advocate for forward-thinking Missouri electric utility legislation currently under consideration by the Missouri General Assembly," Baxter said. "This legislation would support Ameren Missouri's ability to invest approximately $1 billion of incremental capital over the next five years to modernize Missouri's electric grid. In addition, the legislation would create jobs and provide significant customer benefits, including passing the benefits of the lower federal income tax rate on to customers in a very timely fashion."
Earnings Guidance
Today, Ameren also affirmed its 2018 earnings guidance range of $2.95 to $3.15 per diluted share.

Earnings guidance for 2018 assumes normal temperatures for the last nine months of this year and is subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri first quarter 2018 earnings were $38 million, compared to first quarter 2017 earnings of $5 million. The increase in year-over-year earnings reflected higher electric service rates, as well as higher electric retail sales primarily due to colder winter temperatures compared to very mild temperatures in the year-ago period. These favorable factors were partially offset by increased other operations and maintenance expenses, primarily reflecting higher-than-normal scheduled non-nuclear plant outage costs.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution first quarter 2018 earnings were $33 million, compared to first quarter 2017 earnings of $30 million. The year-over-year improvement reflected increased earnings on infrastructure investments. The allowed return on equity, which is based on the average 30-year U.S. Treasury bond yield, was comparable for 2018 and 2017.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas first quarter 2018 earnings were $42 million, compared to first quarter 2017 earnings of $33 million. The year-over-year improvement reflected increased earnings on infrastructure investments and benefits of federal tax reform.
Ameren Transmission Segment Results
Ameren Transmission first quarter 2018 earnings were $37 million, compared to first quarter 2017 earnings of $34 million. The year-over-year improvement reflected increased earnings on infrastructure investments.
Other Results
Other results, which includes items not reported in a business segment, were $1 million of earnings for the first quarter of 2018, compared to no earnings for the first quarter of 2017.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Wednesday, May 9, to discuss 2018 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q1 2018 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News & Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric and natural gas transmission and distribution service while Ameren Missouri provides vertically integrated electric service, with generating capacity of 10,300 megawatts, and natural gas distribution service. Ameren Transmission Company of Illinois develops regional electric transmission projects. For more information, visit Ameren.com, or follow us at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2017, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, including the effects of the Tax Cut and Jobs Act of 2017 (TCJA) and any changes in regulatory policies and ratemaking determinations, such as those that may result from the complaint case filed in February 2015 with the Federal Energy Regulatory Commission seeking a reduction in the allowed base return on common equity under the Midcontinent Independent System Operator tariff, Ameren Missouri’s proceedings with the Missouri Public Service Commission to pass through to its customers the effect of the reduction in the federal statutory corporate income tax rate enacted under the TCJA, Ameren Illinois’ natural gas regulatory rate review filed with the Illinois Commerce Commission in January 2018, Ameren Illinois’ April 2018 annual electric distribution formula rate update filing, and future regulatory, judicial, or legislative actions that change regulatory recovery mechanisms and the resulting impacts on our results of operations, financial position, and liquidity;

•
the effect of Ameren Illinois’ participation in performance-based formula ratemaking frameworks under the Illinois Energy Infrastructure Modernization Act and the Illinois Future Energy Jobs Act (FEJA), including the direct relationship between Ameren Illinois’ return on common equity and 30-year United States Treasury bond yields, and the related financial commitments;

•	the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

•
the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, amendments or technical corrections to the TCJA, and any challenges to the tax positions we have taken;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•	the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act programs;

•	Ameren Illinois’ ability to achieve the FEJA electric energy-efficiency goals and the resulting impact on its allowed return on program investments;

•
our ability to align overall spending, both operating and capital, with frameworks established by our regulators and to recover these costs in a timely manner in our attempt to earn our allowed returns on equity;

•
the cost and availability of fuel, such as ultra-low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power, zero emission credits, renewable energy credits, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits, including our ability to recover the costs for such commodities and credits and our customers’ tolerance for any related price increases;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from Westinghouse Electric Company, LLC, the Callaway Energy Center's only Nuclear Regulatory Commission-licensed supplier of such assemblies;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•
the ability to obtain sufficient insurance, including insurance for Ameren Missouri’s Callaway Energy Center, or, in the absence of insurance, the ability to recover uninsured losses from our customers;

•	business and economic conditions, including their impact on interest rates, collection of our receivable balances, and demand for our products;

•
disruptions of the capital markets, deterioration in our credit metrics, including as a result of the implementation of the TCJA, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the actions of credit rating agencies and the effects of such actions;

•	the impact of adopting new accounting guidance and the application of appropriate accounting rules and guidance;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of breakdowns or failures of equipment in the operation of natural gas transmission and distribution systems and storage facilities, such as leaks, explosions, and mechanical problems, and compliance with natural gas safety regulations;

•
the effects of our increasing investment in electric transmission projects as well as potential wind and solar generation projects, our ability to obtain all of the necessary approvals to complete the projects, and the uncertainty as to whether we will achieve our expected returns in a timely manner;

•	operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures;

•
the impact of current environmental regulations and new, more stringent, or changing requirements, including those related to carbon dioxide, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•
the impact of negative opinions of us or our utility services that our customers, legislators, or regulators may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or protect sensitive customer information, increases in rates, or negative media coverage;

•	the impact of complying with renewable energy portfolio requirements in Missouri and Illinois and with the zero emission standard in Illinois;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates, mortality tables, and returns on benefit plan assets;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•	legal and administrative proceedings;

•
the impact of cyber-attacks, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Operating Revenues:
Electric	$1,223	$1,207
Natural gas	362	308
Total operating revenues	1,585	1,515
Operating Expenses:
Fuel	188	206
Purchased power	163	180
Natural gas purchased for resale	171	130
Other operations and maintenance	431	418
Depreciation and amortization	234	221
Taxes other than income taxes	125	118
Total operating expenses	1,312	1,273
Operating Income	273	242
Other Income, Net	23	18
Interest Charges	101	99
Income Before Income Taxes	195	161
Income Taxes	42	57
Net Income	153	104
Less: Net Income Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders	$151	$102

Earnings per Common Share – Basic and Diluted	$0.62	$0.42

Weighted-average Common Shares Outstanding – Basic	242.9	242.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$30	$10
Accounts receivable - trade (less allowance for doubtful accounts)	514	445
Unbilled revenue	258	323
Miscellaneous accounts receivable	98	70
Inventories	453	522
Current regulatory assets	130	144
Other current assets	84	98
Total current assets	1,567	1,612
Property, Plant, and Equipment, Net	21,666	21,466
Investments and Other Assets:
Nuclear decommissioning trust fund	698	704
Goodwill	411	411
Regulatory assets	1,205	1,230
Other assets	532	522
Total investments and other assets	2,846	2,867
TOTAL ASSETS	$26,079	$25,945
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$1,170	$841
Short-term debt	960	484
Accounts and wages payable	497	902
Taxes accrued	91	52
Interest accrued	97	99
Customer deposits	115	108
Current regulatory liabilities	130	128
Other current liabilities	285	326
Total current liabilities	3,345	2,940
Long-term Debt, Net	6,766	7,094
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,564	2,506
Accumulated deferred investment tax credits	47	49
Regulatory liabilities	4,363	4,387
Asset retirement obligations	636	638
Pension and other postretirement benefits	541	545
Other deferred credits and liabilities	445	460
Total deferred credits and other liabilities	8,596	8,585
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,546	5,540
Retained earnings	1,699	1,660
Accumulated other comprehensive loss	(17)	(18)
Total Ameren Corporation shareholders’ equity	7,230	7,184
Noncontrolling Interests	142	142
Total equity	7,372	7,326
TOTAL LIABILITIES AND EQUITY	$26,079	$25,945

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2018	2017
Cash Flows From Operating Activities:
Net income	$153	$104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	230	217
Amortization of nuclear fuel	24	24
Amortization of debt issuance costs and premium/discounts	5	6
Deferred income taxes and investment tax credits, net	26	51
Allowance for equity funds used during construction	(5)	(6)
Stock-based compensation costs	6	4
Other	2	(4)
Changes in assets and liabilities	(183)	(65)
Net cash provided by operating activities	258	331
Cash Flows From Investing Activities:
Capital expenditures	(579)	(504)
Nuclear fuel expenditures	(12)	(27)
Purchases of securities – nuclear decommissioning trust fund	(38)	(40)
Sales and maturities of securities – nuclear decommissioning trust fund	34	34
Other	(2)	(2)
Net cash used in investing activities	(597)	(539)
Cash Flows From Financing Activities:
Dividends on common stock	(111)	(107)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	475	356
Issuances of common stock	17	—
Repurchases of common stock for stock-based compensation	—	(24)
Employee payroll taxes related to stock-based compensation	(19)	(15)
Other	—	(1)
Net cash provided by financing activities	360	207
Net change in cash, cash equivalents, and restricted cash	21	(1)
Cash, cash equivalents, and restricted cash at beginning of year	68	52
Cash, cash equivalents, and restricted cash at end of period	$89	$51

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2018	2017
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,780	3,227
Commercial	3,528	3,357
Industrial	1,053	1,035
Street lighting and public authority	29	33
Ameren Missouri retail load subtotal	8,390	7,652
Off-system	2,549	3,188
Ameren Missouri total	10,939	10,840
Ameren Illinois Electric Distribution
Residential	3,071	2,717
Commercial	2,977	2,917
Industrial	2,794	2,736
Street lighting and public authority	146	132
Ameren Illinois Electric Distribution total	8,988	8,502
Eliminate affiliate sales	(78)	(168)
Ameren Total	19,849	19,174
Electric Revenues (in millions):
Ameren Missouri
Residential	$332	$290
Commercial	252	232
Industrial	61	58
Other, including street lighting and public authority	27	29
Ameren Missouri retail load subtotal	$672	$609
Off-system	69	138
Ameren Missouri total	$741	$747
Ameren Illinois Electric Distribution
Residential	$219	$219
Commercial	124	133
Industrial	35	28
Other, including street lighting and public authority	22	5
Ameren Illinois Electric Distribution total	$400	$385
Ameren Transmission
Ameren Illinois Transmission(a)	$62	$60
ATXI	42	42
Ameren Transmission total	$104	$102
Other and intersegment eliminations	(22)	(27)
Ameren Total	$1,223	$1,207

(a)	Includes $13 million and $6 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2018	2017
Gas Sales - dekatherms (in millions):
Ameren Missouri	9	6
Ameren Illinois Natural Gas	68	58
Ameren Total	77	64
Gas Revenues (in millions):
Ameren Missouri	$51	$44
Ameren Illinois Natural Gas	311	264
Ameren Total	$362	$308
	March 31,	December 31,
	2018	2017
Common Stock:
Shares outstanding (in millions)	243.6	242.6
Book value per share	$29.68	$29.61